SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2017

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
In this current report on Form 8K we are disclosing that two of our executives, Chief Financial Officer Edward L. Rand and General Counsel Jeffrey P. Lisenby, have entered into individual written trading plans (each a “10b5-1 Plan”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy.
Under the 10b5-1 Plans, each executive will sell shares in one or more transactions, if the market price of ProAssurance common stock reaches or exceeds certain minimum price thresholds specified in the 10b5-1 Plans. No sales can be made under the 10b5-1 Plans for a period of fifteen days after inception.
Each executive's ownership exceeds the level of common stock ownership required under the Company’s stock ownership guidelines, and sales contemplated under the 10b5-1 Plans will not reduce either executive's holding below the required threshold.
The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2017

PROASSURANCE CORPORATION

By:/s/ Frank B. O'Neil
Frank B. O’Neil
Senior Vice President

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